Exhibit 99.1

SKYLINE CHAMPION ANNOUNCES CLOSING OF THE ACQUISITION OF REGIONAL HOMES

Troy, Michigan, October 13, 2023 /Business Wire/ -- Champion Home Builders and Champion Retail Housing, subsidiaries of Skyline Champion Corporation (NYSE: SKY) (“Skyline Champion”) today announced the closing of its previously announced acquisition of Regional Enterprises LLC, and related companies (collectively, “Regional Homes”).

“We are excited to announce the closing and to welcome Regional Homes to the Skyline Champion family,” said Mark Yost, Skyline Champion’s President, and Chief Executive Officer. “We believe Regional Homes is an excellent strategic fit given their customer-centric selling approach which goes together with our on-going efforts to enhance our customers’ buying experience. Regional Homes’ strong presence in Alabama and Mississippi strengthens Skyline Champion’s market positioning as a leading provider of attainable housing solutions by expanding our captive retail and manufacturing distribution in this large region. We expect this transaction to generate solid returns over time with meaningful stakeholder value creation from day one, supported by Regional Homes’ attractive margin profile, its talented team, as well as available synergy capture.”

In coordination with the closing of the transaction, Skyline Champion is pleased to announce that Heath Jenkins will serve as the President of the Company’s captive retail operations. “We are fortunate to add Heath to the Skyline Champion team,” said Mark Yost. “Heath not only brings years of industry retail experience, and strong leadership capabilities exemplified by the strength and tenure of the Regional Homes’ team but also exhibits an unwavering commitment to put the customer first. These are traits that perfectly align with our core operating principles.”

The purchase price was approximately $313 million, net of cash acquired, plus assumed debt, primarily related to inventory floor plan liabilities, of $93 million. In addition to the purchase price, the transaction is subject to an earnout provision as well as customary net working capital adjustments. Skyline Champion funded the acquisition with cash on hand and $30 million of the Company’s common stock.

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 7,600 people. With more than 70 years of homebuilding experience and 44 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Skyline Champion provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 31 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park

Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

About Regional Homes:

Headquartered in Flowood, MS, Regional Homes is a manufactured and modular housing company. With over 1,200 employees, three manufacturing facilities, and 43 retail locations throughout the Southeast, Regional Homes is the fourth largest company in the industry, with the largest independent retail footprint. Since its founding in 2006, Regional Homes has sold over 30,000 manufactured homes and has built a reputation of exemplary service and customer satisfaction. In addition to manufacturing and retailing, other turnkey services provided with home purchases include site preparation, installation, furnishing, servicing, and maintenance. Regional Homes also maintains strong relationships with federal and state agencies by providing disaster relief housing programs in Texas, Mississippi, Florida, Alabama, and Louisiana.

With a distinguished company culture, Regional Homes strikes a balance of teamwork, competitiveness, and discipline that creates a cohesive and supportive environment. It is dedicated to the continued development of a collaborative and thriving environment for our staff, as well as to producing an exceptional home-buying experience for our customers.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended April 1, 2023 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Kevin Doherty

Email: investorrelations@championhomes.com

Phone: (248) 614-8211